Dutchess Capital

BOSTON LONDON SEOUL PERTH BEIJING

January 23, 2015

HEADS OF TERMS

Issuer:	Falconridge Oil Technologies Corp. ("Company")
Line Amount:	Up to $25,000,000
Structure:	Equity Line Facility ("Line")
Put Amount:	At the Company's option either 1) $250,000 or 2) 200% of the average daily dollar volume.
Pricing Period:	The 5 consecutive trading days immediately after the Put Date.
Purchase Price:	95% of the lowest daily VWAP
Floor:	A per share price determined by the Company for each Put
Due Diligence and Document Preparation Fee:	$15,000

CONFIDENTIAL TERM SHEET

Issuer:	Falconridge Oil Technologies Corp. ("Company")
Securities:	The Company's common stock ("Stock")
Structure:	Equity Line Facility ("Line")
Line Amount:	The Investor shall commit to purchase up to $25,000,000 of the Company's Stock over the course of 36 months ("Line Period"), after a registration statement of the Stock has been declared effective ("Effective Date") by the U.S. Securities and Exchange Commission ("SEC").
Put Amount:	The amount that the Company shall be entitled to request from each of the purchase "Puts", shall be equal to either 1) $250,000 or 2) 200% of the average daily volume (U.S market only) ("ADV") multiplied by the average of the 3 daily closing prices immediately preceding the Put Date. The ADV shall be computed using the three (3) trading days prior to the Put Date.
Pricing Period:	The 5 consecutive trading days immediately after the Put Date.
Purchase Price:	The Purchase Price shall be set at 95% of the lowest daily VWAP of the Stock during the 5 consecutive trading days immediately after the Put Date.
Put Date:	The date that the Investor receives notice of a Put for a draw down by the Company for a portion of the Line.
Put Restrictions:	Shall mean the days between the Put Date and the end of the Pricing Period with respect to that Put. During this time, the Company shall not be entitled to deliver another Put.
Floor:	The Floor shall be a per share price determined by the Company for each Put. The Company shall automatically withdraw that portion of the Put, if the Purchase Price with respect to that Put does not meet the Floor.
Share Delivery Date:	The Issuer shall deliver the Stock for each Put to the Investor seven (7) days after a Put Date.

_______ _______
MP DHL

Closing Date:	The Closing Date shall be no later than ten (10) business days after the Put Date, for each tranche, at which time the funds for the Put will be wired to the Company.
No Short Sales:	No short sales are permitted by the Investor.
Due Diligence and Document Preparation Fee:	The Company agrees to pay a non-refundable document preparation fee of $15,000 in cash for due diligence and the preparation of the Investment Agreement and Registration Rights Agreement or the Company shall issue to the Investor a nonrefundable number of shares of restricted common stock of the Company (the "Fee Shares"). The Fee Shares will be equal to $15,000 and priced at 33% of the lowest VWAP within the last ten days upon execution of the term sheet. These shares shall be incorporated into the registration statement required by the Registration section set forth in this term sheet. The Company hereby agrees the date of consideration for the Fee Shares is the date of this term sheet and the Fee Shares are not being acquired by the Investors with a view toward distribution. All funds are due upon execution of the term sheet.
Execution Date:	The date that final documentation between the Company and Investor is executed.
Confidentiality:	The Company agrees to keep this term sheet and its contents confidential and not to distribute it to, or discuss it with, any third party (other than the Company's legal and financial advisors, who shall be informed of the confidential nature of this document) without the prior express written consent of Dutchess.

This term sheet is non-binding, intended for discussion purposes only and is not an offer for the purchase or sale of the Company's shares. Except as set forth in the captions "Due Diligence and Document Preparation Fee", "Exclusivity", and "Confidentiality", under no circumstances this term sheet shall be interpreted as a binding document between the parties hereto. The terms of this proposal are based on the company's market data as of January 23, 2015. Closing is subject to mutual agreement of final documentation between the Company and Investor. This term sheet will be considered void if not executed by both parties prior to the close of business on January 30, 2015. The undersigned Company officer, on behalf of the Company hereby represents and warrants that this term sheet has been duly authorized, executed and delivered by the Company.

______ ______

MP DHL

Agreed and Accepted;

By the Company:

____
Mark Pellicane, CEO

Date: Jan 25, 2015

By Dutchess:

____
Douglas H. Leighton
Managing Member of:
Dutchess Capital Management, II, LLC
General Partner to:
Dutchess Opportunity Fund, II, LP

Date:____________________________